EXHIBIT 10.08

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of July 30, 2003, by and between DESIGN WITHIN REACH, INC., a California corporation (“Borrower”), and WELLS FARGO HSBC TRADE BANK, NATIONAL ASSOCIATION (“Trade Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Trade Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Trade Bank dated as of July 10, 2002, as amended from time to time (“Credit Agreement”).

WHEREAS, Trade Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

I.	Article I. CREDIT FACILITY, Section 1.1 The Facility is hereby amended by deleting “July 31, 2003” as the Facility Termination Date, and by substituting “July 31, 2004” therefor.

II.	The first sentence of Article I. CREDIT FACILITY, Section 1.2 Credit Extension Limit, is hereby deleted in its entirety, and the following substituted therefor:

“1.2 Credit Extension Limit. The aggregate outstanding amount of all Credit Extensions may at no time exceed the lesser of (a) Five Million Five Hundred Thousand Dollars ($5,500,000) or (b) the Borrowing Base in effect from time to time (“Overall Credit Limit”).”

III.	The second sentence of Article I. CREDIT FACILITY, Section 1.4 Repayment; Interest and Fees, is hereby deleted in its entirety, and the following substituted therefor:

“Borrower agrees to pay to Trade Bank with respect to (a) the Revolving Credit Facility, interest at a per annum rate equal to the Prime Rate plus .25% as specified in the Note, and (b) the Subfacilities, the fees specified in the Supplement as well as those fees specified in the relevant Facility Document(s).”

IV.	Article V. NEGATIVE COVENANTS, Section 5.9 Capital Expenditures is hereby deleted in its entirety, and the following substituted therefor:

“5.9 Capital Expenditures. Borrower shall not make any capital expenditures in an aggregate amount in excess of $7,500,000 during each fiscal year 2003 and 2004.”

V.	The first sentence of Article VIII. DEFINITIONS, Section 8.4 Borrowing Base, is hereby deleted in its entirety, and the following substituted therefor:

“8.4 Borrowing Base. means an amount equal to the sum of: (a) seventy-five percent (75%) of Borrower’s Eligible Accounts Receivable, plus (b) fifty percent (50%) of Borrower’s Eligible Inventory and Studio Inventory.”

VI.	EXHIBIT A, ADDENDUM TO CREDIT AGREEMENT is hereby deleted in its entirety, and the attached EXHIBIT A, ADDENDUM TO CREDIT AGREEMENT all terms of which are incorporated herein by this reference, shall be substituted therefor.

VII.	EXHIBIT B, REVOLVING CREDIT FACILITY SUPPLEMENT is hereby deleted in its entirety, and the attached EXHIBIT B REVOLVING CREDIT FACILITY SUPPLEMENT all terms of which are incorporated herein by this reference, shall be substituted therefor.

VIII.	Borrower shall pay to Trade Bank a non-refundable commitment fee equal to $8,750, which fee shall be due and payable upon execution of this Amendment.

Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

DESIGN WITHIN REACH, INC.	WELLS FARGO HSBC TRADE BANK, NATIONAL ASSOCIATION

By:	By:

Title:		Andrew Wood Assistant Vice President

EXHIBIT A

WELLS FARGO HSBC TRADE BANK	ADDENDUM TO CREDIT AGREEMENT

THIS ADDENDUM IS ATTACHED TO THE CREDIT AGREEMENT (“CREDIT AGREEMENT”) BETWEEN WELLS FARGO HSBC TRADE BANK AND THE FOLLOWING BORROWER:

NAME OF BORROWER: DESIGN WITHIN REACH, INC.

ADDITIONAL AFFIRMATIVE COVENANTS

The following covenants are part of Article IV of the Credit Agreement:

REPORTS. Borrower will furnish the following information or deliver the following reports to Trade Bank at the times indicated below:

•	Annual Financial Statements: Not later than one hundred twenty (120) calendar days after and as of the end of each of Borrower’s fiscal years, an annual unqualified audited financial statement of Borrower prepared by a certified public accountant acceptable to Trade Bank and prepared in accordance with GAAP, to include balance sheet, income statement, statement of cash flow, and source and application of funds statement.

•	Monthly Financial Statements: Not later than thirty (30) calendar days after and as of the end of each calendar month, a financial statement of Borrower, prepared by Borrower, to include balance sheet and income statement.

Certificate of Compliance: At the time each financial statement of Borrower required above is delivered to Trade Bank, a certificate of the president or chief financial officer of Borrower that said financial statements are accurate and that there exists no Event of Default under the Agreement nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default.

•	Borrowing Base Certificate: Not later than fifteen (15) calendar days after and as of the end of each month, a borrowing base certificate.

•	Accounts Receivable Aged Listing: Not later than fifteen (15) calendar days after and as of each month-end, an aged listing of accounts receivable, including both factored and unfactored accounts.

•	Accounts Payable Aged Listing: Not later than fifteen (15) calendar days after and as of each month-end, an aged listing of accounts payable.

•	Inventory List: Not later than fifteen (15) calendar days after and as of the end of each month, an inventory report showing the types, locations and unit or dollar values of all the inventory collateral.

•	Insurance: Borrower will maintain in full force and effect insurance coverage on all Borrower’s property, including, but not limited to, the following types of insurance coverage:

policies of fire insurance

marine cargo insurance

business personal property insurance

All the insurance referred to in the preceding sentence must be in form, substance and amounts, and issued by companies, satisfactory to Trade Bank, and cover risks required by Trade Bank and contain loss payable endorsements in favor of Trade Bank.

FINANCIAL COVENANTS. Borrower will maintain the following (if Borrower has any Subsidiaries which must be consolidated under GAAP, the following applies to Borrower and the consolidated Subsidiaries):

•	Tangible Net Worth. Not less than $6,200,000, to be measured monthly. (“Tangible Net Worth” means the aggregate of total shareholders’ equity determined in accordance with GAAP plus indebtedness which is subordinated to the Obligations to Trade Bank under a subordination agreement in form and substance acceptable to Trade Bank or by subordination language acceptable to Trade Bank in the instrument evidencing such indebtedness less (i) all assets which would be classified as intangible assets under GAAP, including, but not limited to, goodwill, licenses, patents, trademarks, trade names, copyrights, capitalized software and organizational costs, licenses and franchises, and (ii) assets which Trade Bank determines in its business judgment would not be available or would be of relatively small value in a liquidation of Borrower’s business, including, but not limited to loans to officers or affiliates and other items).

•	Total Liabilities divided by Tangible Net Worth. Not greater than 2.0 to 1.0, to be measured monthly. (“Tangible Net Worth” has the meaning given to it above, and “Total Liabilities” excludes indebtedness which is subordinated to the Obligations to Trade Bank under a subordination agreement in form and substance acceptable to Trade Bank or by subordination language acceptable to Trade Bank in the instrument evidencing such indebtedness.)

•	Fixed Charge Coverage Ratio. Not less than 1.5 to 1.0 on a year-to-date basis, to be measured quarterly, with Fixed Charge Coverage Ratio defined as the sum of EBITDA plus lease expense divided by the sum of current portion of long-term debt plus interest expense plus lease expense, and with EBITDA defined as net profit before tax plus interest expense (net of capitalized interest expense), depreciation expense and amortization expense.

•	Net Income After Taxes. Not less than $1 on a quarterly basis (determined as of each fiscal quarter end).

BY SIGNING HERE BORROWER AGREES TO THE DESIGNATED PROVISIONS IN THIS ADDENDUM:

DESIGN WITHIN REACH, INC.

By:

Title:

WELLS FARGO HSBC TRADE BANK	EXHIBIT B REVOLVING CREDIT FACILITY SUPPLEMENT

THIS SUPPLEMENT IS AN INTEGRAL PART OF THE CREDIT AGREEMENT BETWEEN WELLS FARGO HSBC TRADE BANK AND THE FOLLOWING BORROWER:

NAME OF BORROWER: DESIGN WITHIN REACH, INC.

FACILITY TERMINATION DATE: July 31, 2004

CREDIT LIMIT FOR THIS REVOLVING CREDIT LOAN FACILITY AND SUBLIMITS: Credit Limit: the lesser of (a) Five Million Five Hundred Thousand Dollars ($5,500,000) or (b) the Borrowing Base in effect from time to time.

CREDIT SUBLIMITS: Subject to the Revolving Credit Facility Credit Limit, the Credit Sublimit for each Subfacility specified below refers to the aggregate amount which may be outstanding at any one time under each such Subfacility.

• Sight Commercial Letters of Credit	$2,500,000
• Standby Letters of Credit	$2,500,000

FACILITY DESCRIPTION: Trade Bank will make the Revolving Credit Facility available to finance Borrower’s working capital requirements. Subject to the credit sublimits specified above, the Revolving Credit Facility may be supported by (i) a standby letter of credit in favor of Trade Bank, (ii) a guarantee or (iii) accounts receivable, inventory or other collateral. Revolving Credit Loans cannot be used to repay outstanding Revolving Credit Loans or Term Loans that have matured or to repay amounts due under any other Facilities provided to Borrower.

FACILITY DOCUMENTS:

•	Revolving Credit Loans Note: The term and prepayment conditions of the Loans under Revolving Credit Facility are set forth in Revolving Credit Loans Note.

INTEREST RATES:

•	Loans under Revolving Credit Facility: All outstanding Loans under Revolving Credit Facility will bear interest at the following rate:

Prime Rate: The Prime Rate plus .25% per annum.

Interest Payment Dates: Interest on all outstanding Loans under Revolving Credit Facility wilt be paid at least once each month on the last day of the month.

FEES:

•	Sight Commercial Credits:

Issuance Fees/Fees For Increasing Credit Amounts or Extending Expiration Dates: (Minimum $150)

1/8 of 1% of the amount of each Sight Commercial Credit and of any increase in such amount.

Payable: At the time each Sight Commercial Credit is issued or increased and at the time the expiration date of any Sight Commercial Credit is extended.

Amendment Fees: (Minimum $100)

$100 for each amendment, unless the amendment is an increase in the Sight Commercial Credit amount or an extension of the expiration date, in which case the Issuance Fee above will substitute for any Amendment Fee.

Payable: At the time each amendment is issued.

Negotiation/Payment/Exam nation Fees: (Minimum $125)

1/4 of 1% of the face amount of each drawing under each Sight Commercial Credit.

Payable: At the time any draft or other documents are negotiated, paid or examined.

•	Standby Credits:

Commission Fees/Fees For Increasing Credit Amounts or Extending Expiration Dates: (Minimum $410)

2% of the amount of each Standby Credit and of any increase in such amount.

Payable: At the time each Standby Credit is issued or increased and at the time the expiration date of any Standby Credit is extended.

Amendment Fees: (Minimum $130)

$130 for each amendment, unless the amendment is an increase in the Standby Credit amount or an extension of the expiration date, in which case the Commission Fee above will substitute for any Amendment Fee.

Payable: At the time each amendment is issued.

Negotiation/Payment/Examination Fees: (Minimum $250)

1/4 of 1% of the face amount of each drawing under each Standby Credit.

Payable: At the time any draft or other documents are negotiated, paid or examined.

COLLATERAL: See Exhibit C - Collateral/Credit Support Document.

SUBFACILITIES DESCRIPTION, PURPOSE, DOCUMENTS, TERM, AND PREPAYMENTS:

•	Sight Commercial Credits:

Description And Purpose: Trade Bank will issue sight commercial letters of credit (each a “Sight Commercial Credit”) for the account of Borrower for the purpose or purposes stated below. Subject to the credit sublimits specified above, these Sight Commercial Credits will be transferable or not transferable and have the goods related to them consigned to or not consigned to, or controlled by or not controlled by, Trade Bank. The Sight Commercial Credit Sublimit specified above refers to the aggregate undrawn amount of all Sight Commercial Credits which may be at any one time outstanding under this Facility together with the aggregate amount of all drafts drawn under such Sight Commercial Credits which have not been reimbursed as provided below at such time.

This Subfacility may only be used for the following purpose: For the importation of furniture.

Documents:

Before the first Sight Commercial Credit is issued:

Trade Bank’s standard form Commercial Letter of Credit Agreement;

Before each Sight Commercial Credit is issued:

Trade Bank’s standard form Application For Commercial Letter of Credit;

Before each Sight Commercial Credit is amended:

Trade Bank’s standard form Application For Amendment To Letter of Credit;

Term: No Sight Commercial Credit may expire more than one hundred eighty (180) calendar days after the date it is issued.

•	Standby Credits:

Description And Purpose: Trade Bank will issue standby letters of credit (each a “Standby Credit”) for the account of Borrower for the purpose or purposes stated below. Subject to the credit sublimits specified above, these Standby Credits will be issued to support Borrower’s open account trade terms, bid and performance bonds, industrial revenue bonds, worker’s compensation obligations and or the moving of Borrower as a new customer from another bank to Trade Bank. The Standby Credit Sublimit specified above refers to the aggregate undrawn amount of all Standby Credits which may be at any one time outstanding under this Subfacility together with the aggregate amount of all drafts drawn under such Standby Credits which have not been reimbursed as provided below at such time.

This Subfacility may only be used for the following purposes: To secure lease deposits for new retail space and to provide assurance of payment to suppliers.

Documents:

Before the first Standby Credit is issued:

Trade Bank’s standard form Standby Letter of Credit Agreement.

Before each Standby Credit is issued:

Trade Bank’s standard form Application For Standby Letter of Credit.

Before each Standby Credit is amended:

Trade Bank’s standard form Application For Amendment To Letter of Credit.

Term: No Standby Credit will expire more than three hundred sixty (360) calendar days after the date it is issued. Standby Credits will be available by sight drafts only.

REIMBURSEMENTS FOR SIGHT COMMERCIAL CREDITS AND STANDBY CREDITS:

The amount of each drawing paid by Trade Bank under a Sight Commercial Credit or Standby Credit will be reimbursed to Trade Bank as follows:

by Trade Bank having Wells Fargo Bank debit any of Borrower’s accounts with Wells Fargo Bank and forwarding such amount debited to Trade Bank; or

immediately on demand of Trade Bank; or

by treating such amount drawn as an advance to Borrower under Borrower’s Revolving Credit Facility.

DEFAULT INTEREST RATE ON UNREIMBURSED SIGHT COMMERCIAL CREDITS AND STANDBY CREDITS:

Default interest will accrue at a per annum rate equal to the Prime Rate plus five percent (5.00%) (“Default Interest Rate”) and be paid at least once each month as follows:

All drawings (i) under Sight Commercial Credits and (ii) under Standby Credits, not reimbursed on the day they are paid by Trade Bank, will bear interest at the Default Interest Rate from the date they are paid to the date such payment is fully reimbursed.

BY INITIALING HERE BORROWER AGREES TO ALL THE TERMS OF THIS SUPPLEMENT: